SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event AUGUST 28, 1996 reported):
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                            HUDSON HOTELS CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

           NEW YORK                  33-26780-NY                    16-1312167
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 (State or Other Jurisdiction      (Commission File            (IRS Employer
       of Incorporation)               Number)             Identification No.)

     ONE AIRPORT WAY, SUITE 200, ROCHESTER, NEW YORK                14624
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:      (716)-436-6000
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               (Former Name or Founder Address, if Changed Since Last Report)


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                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        The Company, directly or through its various subsidiaries, is the owner of varying equity interests in a number of general and limited partnerships that own hotel real estate. In each case, the remaining partnership interests were owned by a small group of investors, some of whom are affiliates of the Company, most of whom are investors in more than one such property, and all of whom the Company believes to be sophisticated investors.

        On July 16, 1996, the Company offered to acquire from the investors in five of those hotel partnerships their partnership interests, in exchange for common stock in the Company. The terms of the offer were negotiated in part with certain key partners in the partnerships. No partner was required to accept the exchange; however, as of August 28, 1996, the Company had received responses from all of the partners of the various partnerships accepting the offer, and the Company declared the exchange to be closed. Pursuant to the Transfer Agreement, the exchange was deemed to be effective as of July 31, 1996.

        The Company determined the valuation of each partnership by applying an 11.5% capitalization rate to the average of the last three year's cash flow of each property (less an asset replacement reserve), then subtracting the outstanding principal balance of the mortgage or mortgages on the property. Each partner's value was determined by multiplying the resulting property value by his or her percentage interest in the partnership. The Company did not obtain new appraisals or fairness opinions.

        The Company shares to be exchanged therefor were valued at the average closing price for the five trading days prior to the effective date of the exchange, i.e., July 31, 1996. The share value was determined by that method to be $6.325. A total of 1,170,103 shares was exchanged for the partnership interests acquired. The Company utilized 657,292 treasury shares and 512,811 newly issued shares to satisfy its obligations. The Company has agreed to register the shares so exchanged for sale pursuant to the Securities Act of 1933. In addition to the shares thus exchanged, the Company has agreed to indemnify each exchanging partner for his or her continuing liability upon guarantees of the outstanding mortgages on each property.

        The following partnerships and properties were acquired:

        DELRAY BEACH HOTEL PROPERTIES LIMITED - This limited partnership operates a 70 room luxury suite hotel and private beach club under the name Seagate Hotel and Beach Club. The partnership purchased the Seagate in 1990, and has made significant improvements to the property since its purchase. The property is located in Delray Beach, Florida. This all suite ocean-front property (housed in one two-story and one three-story structure) is located on an approximately 2.5 acre site at 400 South Ocean Boulevard along Florida's Gold Coast, midway between West Palm Beach and Fort Lauderdale. Directly across the street is the beach club, a one-story structure located on approximately 22,000 square feet of real estate including 400 feet of private beach front. The property also consists of a one-story administration building which services the hotel and club. Hotel amenities include 1,000 square feet of meeting facilities, freshwater and salt water swimming pools, a gazebo, and outdoor deck. All 70 suites are also equipped with a kitchenette. Beach club amenities include a lounge, kitchen, and dining room/restaurant as well as a bathhouse containing locker rooms, cabanas and a small service area. The Company, through general and limited partnership interests, had a 26.16% ownership interest in the partnership prior to the exchange. The partnership has a first mortgage with a balance of $5,353,673 at July 31, 1996, and an unsecured note with the principal balance of $977,500 owed to Hudson Hotels Corporation.

        BROOKWOOD HOTEL PROPERTIES - This general partnership operates a full service 108 room hotel operating under the name Brookwood Inn in Pittsford, New York. This five-story 108 room hotel is located on an approximately six acre site along Route 96 in Pittsford, New York, just off Interstate 490. The complex offers whirlpool and executive suites, as well as a full-service restaurant, heated indoor pool, whirlpool and fitness center. The hotel also has meeting and conference facilities available to accommodate 5 to 75 people. The property was developed and opened by a Hudson partnership in May 1987 and has been managed by Hudson Hotels since that time. The Company's ownership percentage totaled 27.75%. The partnership has a first and second mortgage on the property with total outstanding balances of $6,636,137 at July 31, 1996.

        RIDGE ROAD HOTEL PROPERTIES, L.P. - This limited partnership operates a Comfort Inn, which is located in Greece, New York. This five-story 83 room limited-service hotel is located on 1.9 acres of land along Route 104 West, off


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Interstate 390 North, just outside the City of Rochester and 5 minutes from the airport. Amenities include Jacuzzi suites and a breakfast room. This property was developed by Hudson Hotels and opened in 1986. Hudson Hotels has managed the property since that time. The Company's ownership percentage prior to the exchange totaled 8.69%. The partnership has a first mortgage with a balance of $2,009,009 at July 31, 1996.

        JAMESTOWN HOTEL PROPERTIES, L.P. - This limited partnership operates a Comfort Inn which is located in Jamestown, New York. This two-story 101 room hotel is located on a five acre site adjacent to Interstate 17 in Jamestown, New York. The hotel is only one mile from both Chautauqua County Airport and the City of Jamestown. This limited-service facility provides specialty Jacuzzi rooms and cocktail lounge. The property was developed by Hudson Hotels and opened in February 1986. Hudson Hotels has managed the property since that time. The Company's ownership percentage totaled 7.75%. The hotel was built in 1986 and is in very good condition. The partnership has a first mortgage with a balance of $1,693,710 at July 31, 1996.

        MUAR LAKES ASSOCIATES, L.P. - This limited partnership operates an Econo Lodge, which is located in Canandaigua, New York. This two-story 65 room limited-service hotel is located on 2.8 acres of land along Routes 5 & 20 near the Bristol Mountain ski resort and the Finger Lakes wineries in Canandaigua, New York. This property was purchased in June 1985. The Company's ownership percentage totals 5.00%. The hotel was built in 1983 and is in very good condition. The partnership has a first mortgage with a balance of $1,055,613 at July 31, 1996.

        As stated above, the Company owned varying percentage interests in each of the partnerships acquired; for each partnership except Brookwood, a subsidiary of the Company was the sole general partner of the limited partnership prior to the exchange. In addition, the Company managed each of the properties owned by partnerships. Following the acquisitions the Company will own 100% of the ownership interest in each property and will continue to operate and manage each property as a hotel.

        The following officers, directors and affiliates exchanged their interests in the partnerships for shares of the Company:

        E. Anthony Wilson      Chairman, President, Director     102,007 shares
        Ralph L. Peek          Director                          102,007 shares
        Alan S. Lockwood       Secretary                           8,131 shares

        The shares attributed to E. Anthony Wilson and Ralph L. Peek were issued to Wilson Enterprises, a New York limited partnership of which Mr. Wilson and Mr. Peek are the general partners.

        In addition, Richard E. Sands received 16,369 shares and L,R&R Investment Company received 32,738 shares. Mr. Sands and L,R&R Investment Company are related parties who have previously filed a Form 13D reflecting ownership of more than 5% of the Company's common stock.

            ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS.

        a) Financial Statements of Businesses Acquired.

           It is impracticable to provide the required financial statements for the partnerships acquired at this time. The required financial statements will be filed as soon as practicable, but not later than sixty days after this report is filed.

        b)  Pro Forma Financial Information.

           It is impracticable to provide the pro forma financial information which is required with respect to the acquisitions described in Item 2 above. The required pro forma financial information will be filed as soon as practicable, but not later than sixty days after this report is filed.

        c) Exhibits.
           Exhibit 10.  Material Contracts
           Exhibit 10.29 Form of Offer Letter, Transfer Agreement and List of Investors



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HUDSON HOTELS CORPORATION
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                                                 (Registrant)

Date:    AUGUST 28, 1996                        /S/ TARAS KOLCIO
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                                      Taras Kolcio, Chief Financial Officer